UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2023

Meta Materials Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-36247	74-3237581
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Highfield Park Dr
Dartmouth, Nova scotia		B3A 4R9
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 902 482-5729

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MMAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported, on February 10, 2023, Meta Materials Inc. (also referred to herein as the “Company,” “we,” “us,” or “our”), Ladenburg Thalmann & Co. Inc. (“Ladenburg”), B. Riley Securities, Inc. (“B. Riley”) and Roth Capital Partners, LLC (Roth”) entered into an At Market Issuance Sales Agreement (the “Original Agreement”), relating to the offering of up to $100,000,000 of our common stock, par value $0.001 (“Common Stock”) (the “ATM Program”). By written notice dated June 16, 2023, B. Riley and Roth terminated their participation as Sales Agents under the Original Agreement.

Amendment No. 1 (the “Amendment”) to the ATM Program, dated as of June 20, 2023 by and between the Company and Ladenburg Thalmann & Co. Inc. reaffirmed our relationship with Ladenburg as the sole Sales Agent of the ATM Program. The Amendment also adjusted the Original Agreement to reduce the fixed commission rate from 3.0% to 2.25% on the gross proceeds from each sale of Common Stock under the ATM Program. On June 20, 2023, we filed prospectus supplement no. 1 to our prospectus supplement dated February 10, 2023 and our prospectus dated November 18, 2022 relating to the ATM Program to describe the changes summarized above.

The Amendment is filed as Exhibit 1.1 and incorporated by reference herein. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 2.02.	Results of Operations and Financial Condition.

As an interim update, we are presenting preliminary estimated financial information below based on currently available information. It has been prepared by, and is the responsibility of, our management, and KPMG LLP, our independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to the preliminary estimated financial information provided below.

Our preliminary unaudited estimates for the month ending May 31, 2023:

•	Cash, cash equivalents and short-term investments as of May 31, 2023 is expected to be $15.3 million.

•	Working capital as of May 31, 2023 is expected to be between $6.7 million and $7.4 million.

Please note that we believe substantial doubt remains about our ability to continue as a going concern. For more information, please see Note 3 in the Condensed Consolidated Interim Financial Statements of our most recent Form 10-Q for the period ending March 31, 2023 filed with the SEC on May 12, 2023.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On June 6, 2023, our board of directors approved a revised operating plan for the remainder of 2023 pursuant to which we have begun, but not yet completed, the process of realigning our corporate structure aimed at reducing our operating expenses and optimally synchronizing with our business priorities. As part of this plan, we are exploring the divestiture, entering into a joint venture and/or curtailing our investment regarding the development of two of our technology areas utilizing metamaterials, our Holography Technology and Wireless Sensing and Radio Wave Imaging Technology. Realignment and consolidation charges, not factoring in potential losses arising from the impairment of goodwill and long-term assets as described below, are expected to be between $1.9 million and $3.2 million and are expected to be spread across the fiscal year concluding on December 31, 2023.

We expect the realignment and consolidation plan will reduce our operating expenses and drive operational efficiencies, excluding the loss from impairment of goodwill and long-term assets, during the year ending December 31, 2023 compared to the year ended December 31, 2022. Our average monthly cash burn rate is expected to be reduced from $5.7 million (May 31st estimate) down to between $2.6 million and $3.8 million, which represents a reduction of approximately 54% to 33% respectively, by the end of the year ending December 31, 2023.

We may incur additional expenses not currently contemplated due to events associated with the revised operating plan. The charges that we expect to incur in connection with the revised operating plan are estimates subject to a number of assumptions, and actual results may differ materially.

Item 2.06.	Material Impairments.

In connection with the revised operational plan addressed in Item 2.05 above, we expect to incur non-cash impairment charges related to our current carrying value of goodwill of approximately $282 million during the second quarter ending June 30, 2023. The amount of this impairment will depend on the price of our common stock on June 30, 2023. If the current price of our common stock of $0.2231 per share remains the same on June 30, 2023, we’re currently estimating that this impairment charge would be approximately $282 million. If the price of our common stock is greater than the current price, then the expected goodwill impairment charge may be less than this.

In addition, we are currently evaluating the impact on the other long-term assets in connection with the revised operational plan, and we may recognize additional impairment loss of the other long-term assets based on our assessment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS:

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements regarding estimated costs associated with the revised operational plan, the expected timing of implementing and completing the revised operational plan, our ability to preserve capital and the expected timing for incurring costs associated with the revised operational plan, which are based on our current expectations and inherently involve significant risks and uncertainties. Our preliminary estimates of these financial results are based solely on information available to us as of the date of this Current Report on Form 8-K and are inherently uncertain and subject to change. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, including the risk that we may not be able to implement the revised operational plan as currently anticipated or within the timing currently anticipated, the risk that our cost saving initiatives may not be successful, unanticipated difficulties with preserving capital, unanticipated difficulties in terminating certain contracts and arrangements, unanticipated charges not currently contemplated that may occur as a result of the revised operational plan. A further description of the risks and uncertainties relating to our business is contained in our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the Securities and Exchange Commission. We undertake no duty or obligation to update any forward-looking statements contained in this report as a result of new information, future events or changes in our expectations, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Amendment No. 1 to At Market Issuance Sales Agreement, dated as of June 20, 2023 by and between the Company and Ladenburg Thalmann & Co. Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

META MATERIALS INC.

Date:	June 20, 2023	By:	/s/ George Palikaras
George Palikaras President and Chief Executive Officer